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                                                                     EXHIBIT 3.5
                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                                 GUITAR CENTER, INC.

         Guitar Center, Inc., a corporation existing under the laws of the State of Delaware which was originally incorporated on October 11, 1996, does hereby certify:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

                                      ARTICLE I

         The name of the corporation is Guitar Center, Inc. (the
"Corporation").


                                      ARTICLE II

         The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.


                                     ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                      ARTICLE IV

         (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares. The total number of shares of Common
Stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares, and the par value of each share of Common Stock is one cent ($.01). The total number of shares of Preferred

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Stock which the Corporation shall have authority to issue is Five Million
(5,000,000) shares, and the par value of each share of Preferred Stock is one cent ($.01). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

         (b) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.


         (c) In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                      ARTICLE V

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation.


                                      ARTICLE VI

         Notwithstanding Article V hereof, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.


                                     ARTICLE VII

         The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.


                                     ARTICLE VIII

         Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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                                      ARTICLE IX

         No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.


                                      ARTICLE X

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; PROVIDED, HOWEVER, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.


                                      ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article VI, VII, IX, X, or XI without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.


                                     ARTICLE XII

         Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.


                                     ARTICLE XIII

         (a) To the fullest extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such

                                          3

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other persons as may be required by statute or by the Bylaws of the Corporation.
The Corporation may, to the full extent permitted by Delaware law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the Bylaws of the Corporation, against any liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the full extent permitted by Delaware law.

         (b) The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         SECOND: This Restated Certificate of Incorporation shall be effective immediately following: (x) the redemption of all outstanding shares of the Corporation's 14% Senior Preferred Stock, $.01 par value, (y) the payment of the amount due on such redemption in accordance with the terms of the Corporation's Certificate of Incorporation, as in effect at the time of such redemption, and
(z) the mandatory conversion of all outstanding shares of 8% Junior Preferred Stock, $.01 par value per share, in connection with an initial public offering and in accordance with the terms of the Corporation's Certificate of Incorporation, as in effect at the time of such mandatory conversion.

         THIRD: Thereafter, by written consent of the holders of 97.92% the issued and outstanding shares of Common Stock, holders of 97.92% of the issued and outstanding shares of Junior Preferred Stock and holders of 100% of the issued and outstanding shares of Senior Preferred Stock, in accordance with
Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares required by statute were voted in favor of the Restated Certificate of Incorporation and prompt written notice in accordance


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with Section 228(d) of the General Corporation Law of the State of Delaware has
been given to those stockholders of the Corporation who have not consented in writing.

         FOURTH: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, Guitar Center, Inc. has caused this certificate to be signed by Larry Thomas, its President, and Bruce Ross, its Secretary, as of the 24th day of January, 1997.

GUITAR CENTER, INC.


By    /S/LARRY THOMAS
  ----------------------------
  President


Attest:



    /S/BRUCE ROSS
---------------------------------
  Secretary

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